Exhibit 99.1

CONTACT:

Leslie Green

Stapleton Communications Inc.

650.470.0200

leslie@stapleton.com

Rainmaker Reports First Quarter 2004 Financial Results

Announces Positive Cash Flow and New Client Wins

SCOTTS VALLEY, Calif., April 27, 2004—Rainmaker Systems, Inc. (Nasdaq: RMKR) a leading outsource provider of sales and marketing programs for service contracts, today reported financial results for the first quarter ended March 31, 2004.

Net revenue for the first quarter of 2004 was $10.8 million, up 6 percent compared with $10.2 million in the fourth quarter of 2003 and up 4 percent from $10.4 million in the first quarter of 2003.

Gross billings in the first quarter of 2004 were $20.4 million, up 17 percent compared with $17.4 million in the fourth quarter of 2003, and up 34 percent from $15.2 million in the first quarter of 2003.

Gross profit in the first quarter was $3.7 million dollars, up 6 percent from $3.5 million reported in the fourth quarter and up 16 percent from $3.2 million in the first quarter of 2003.

Net loss in the first quarter was $440,000 or a loss of $0.01 per share. This compares with a net loss of $658,000 or a loss of $0.02 per share reported in the fourth quarter and with a net loss of $802,000 or a loss of $0.02 per share reported in the first quarter a year ago.

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April 27, 2004

Total cash and cash equivalents at March 31, 2004 were $12.3 million. Net cash flow was $1.1 million excluding proceeds from the private placement of our common stock and warrants.

Client Activity

The company also announced that it has signed an agreement with Sony Electronics, Inc. Under the agreement, Rainmaker will help Sony deploy a complete sales and marketing solution for warranty conversions and contract renewals of Sony SupportNETSM service contracts. Rainmaker will also be contacting recent buyers of Sony products to offer premium services as an upgrade to the basic support service included in the original purchase.

Rainmaker also signed a new agreement with Agilent Technologies. Agilent is a global technology leader in communications, electronics, life sciences and chemical analysis. The company’s first assignment with Agilent will be to work with its Test & Measurement business in a pilot program to market and sell Agilent’s services.

Rainmaker was also awarded another expansion with Dell. This expansion includes their K-12 education customers in the U.S.

Separately, another of Rainmaker’s clients has expanded its agreement to include three new customer sets. Under the new agreement, Rainmaker will be supporting larger customers within the set it previously addressed, customers of an additional product line and customers in Canada for all of the product lines that it supports.

Management Qualitative Comments

“This was a great quarter for Rainmaker,” said Michael Silton, chief executive officer. “We achieved our goal of positive cash flow and were approximately breakeven on an EBITDA basis. We also achieved a 34 percent increase in gross billings, a 16 percent increase in gross profit and a 45 percent improvement in net loss compared with our results from the first quarter a year ago. In addition, we signed a new client and expanded our agreements with two existing clients. We believe that our positive momentum is evidence that the marketplace is embracing the services we offer.

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April 27, 2004

“As we discussed last quarter, we believe that our services are applicable nearly anywhere service contracts are sold. This quarter we are very pleased to report our entrée into two new vertical markets, broadcasting equipment, with our new client Sony Electronics, Inc. and test and measurement with our new client Agilent Technologies. are thrilled to be working with companies of this caliber. We believe that this is a significant step for Rainmaker as it demonstrates the value of our services outside of our traditional hardware and software market.

“We also believe that we have tremendous opportunity for expansion within our client base. In order to accelerate this growth, we have taken several steps. We strengthened our balance sheet by completing a private placement of our common stock and warrants in February. This financing activity when combined with our now positive cash flow is designed to make our clients more comfortable with outsourcing larger pieces of business to us.

“In addition to our private placement, we took several other important steps to prepare the company for its next round of growth. We announced the promotion of Marty Hernandez to president. In his new role, Marty will be focusing more of his energy on the development and implementation of Rainmaker’s strategic direction and growth plans. He will also be able to dedicate more of his time to our sales and marketing efforts and further cultivating our relationships with current and prospective clients. We are now actively seeking a chief financial officer to round out our executive management team. Finally, we have recently made significant investments in the capacity and scalability of our services. This has included a significant upgrade of our data storage architecture and capacity.

“As we move into the second quarter, we are focused on ramping all of our new client opportunities. We are energized by the goal of reaching breakeven EPS on a GAAP basis. We believe that reaching and exceeding this goal will open up a new chapter for Rainmaker and will give us a firm foundation on which to accelerate our growth.”

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April 27, 2004

Guidance

With the continuing launch plans of newer clients and recent expansions with existing clients going live, Rainmaker expects to show growth and financial improvement for the next several quarters. For the second quarter, the company anticipates gross billings of $21 to $23 million, gross profit of between $3.8 to $4.2 million, positive cash flow, positive EBITDA and loss on a GAAP basis of $0.01 per share.

Conference Call

The company will hold a conference call to discuss its first quarter results today at 1:30 p.m. PT. Those wishing to participate should call (630) 395-0017 using the password “Rainmaker” at approximately 1:20 p.m. PT. A replay of the call will be available for two weeks by dialing (402) 998-0530. A web cast of the conference call as well as the company’s prepared comments in written form will be available for one month on www.rmkr.com.

About Rainmaker Systems

Rainmaker Systems is the leading outsource provider of sales and marketing programs. Rainmaker’s cost-effective programs generate service revenue and promote customer retention for its clients. Core services include professional telesales, direct marketing and hosted e-commerce. Additional services include customer database enhancement, CRM technology integration and order management. These services are available individually or as an integrated solution.

For more information, visit www.rmkr.com.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market conditions, unfavorable economic conditions, our ability to execute our business strategy, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service

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April 27, 2004

programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients’ business and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q.

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Rainmaker Systems, the Rainmaker logo and Contract Renewals Plus are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

-FINANCIAL TABLES TO FOLLOW-

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April 27, 2004

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	March 31, 2004	December 31, 2003*

ASSETS
Current assets:
Cash and cash equivalents	$12,319	$4,854
Restricted cash	563	1,096
Accounts receivable, less allowance for doubtful accounts of $161 in 2004 and $207 in 2003	6,907	5,952
Prepaid expenses and other current assets	1,047	1,007

Total current assets	20,836	12,909
Property and equipment, net	2,749	2,808
Other noncurrent assets	114	100

Total assets	$23,699	$15,817

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,321	$10,213
Accrued compensation and benefits	444	369
Other accrued liabilities	1,619	773
Obligations under financing arrangements	354	504
Current portion of capital lease obligations	51	80

Total current liabilities	13,789	11,939

Capital lease obligations, less current portion	19	31

Stockholders’ equity:
Preferred stock, $0.001 par value; 20,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 80,000,000 shares authorized, 44,062,926 and 39,168,429 outstanding at March 31, 2004 and December 31, 2003, respectively	43	39
Additional paid-in capital	63,327	56,847
Accumulated deficit	(53,479)	(53,039)

Total stockholders’ equity	9,891	3,847

Total liabilities and stockholders’ equity	$23,699	$15,817

*	Derived from the Company’s audited financial statements for the year ended December 31, 2003

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April 27, 2004

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Quarter Ended
	March 31,
	2004	2003
Net services revenue	$10,814	$10,409
Cost of services revenue	7,099	7,164

Total gross profit	3,715	3,245

Operating expenses:
Sales and marketing	2,050	1,675
Technology	230	425
General and administrative	1,502	1,551
Depreciation and amortization	382	401

Total operating expenses	4,164	4,052

Operating loss	(449)	(807)

Interest and other income (expense), net	9	(18)

Loss before income taxes	(440)	(825)

Income tax benefit	—	(23)

Net loss	$(440)	$(802)

Basic and diluted net loss per share	$(0.01)	$(0.02)

Weighted average common shares outstanding—basic and diluted	41,417	38,832

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April 27, 2004

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands)

(Unaudited)

	Quarter Ended March 31,
	2004	2003
Operating activities:
Net loss	$(440)	$(802)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	382	401
Amortization of deferred stock compensation	—	—
Provision (credit) for sales returns and allowances for doubtful accts	(28)	(41)
Changes in operating assets and liabilities:
Accounts receivable	(909)	(843)
Income taxes receivable	—	211
Prepaid expenses and other assets	(54)	95
Accounts payable	1,108	686
Accrued compensation and benefits	75	(164)
Accrued restructuring and related charges	—	(116)
Other accrued liabilities	828	(126)

Net cash provided by (used in) operating activities	962	(699)

Investing activities:
Purchases of property and equipment	(323)	(150)
Restricted cash, net	533	(102)
Sale of long-term investments	—	7

Net cash provided by (used in) investing activities	210	(245)

Financing activities:
Proceeds from issuance of common stock from option exercises	133	1
Proceeds from issuance of common stock and warrants from private placement	6,351	—
Repayment of capital lease obligations	—	(436)
Repayment of debt obligations	(191)	—

Net cash provided by (used in) financing activities	6,293	(435)

Net increase (decrease) in cash and cash equivalents	7,465	(1,379)

Cash and cash equivalents at beginning of period	4,854	7,167

Cash and cash equivalents at end of period	$12,319	$5,788

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April 27, 2004

RAINMAKER SYSTEMS, INC.

RECONCILIATION OF NET LOSS (U.S. GAAP) TO EBITDA

(In thousands)

(Unaudited)

	Quarter Ended March 31,
	2004	2003
Net Loss (U.S. GAAP)	$(440)	$(802)

Add:
Non-cash charges for depreciation and amortization	382	401
Interest and other expense / (income)	(9)	18
Less: Income tax expense / (benefit)	—	(23)

	373	396

EBITDA	$(67)	$(406)

	Quarter Ended June 30, 2004
Anticipated Net Loss	$(350)

Add Anticipated:
Non-cash charges for depreciation and amortization	405
Interest and other expense / (income)	(15)
Less Anticipated: Income tax expense / (benefit)	—

	390

Anticipated EBITDA	$40

EBITDA is a non-GAAP measure of the Company’s financial performance used as an indicator to cash flow and calculated as operating earnings before interest, taxes, depreciation and amortization expenses. The Company utilizes EBITDA, among other measures, to evaluate the performance of its business. EBITDA should be considered in addition to, not as a substitute for, the Company’s Operating Loss, Net Loss and various cash flow measures (e.g., Cash Provided or Used by Operations), as well as other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

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April 27, 2004

RAINMAKER SYSTEMS, INC.

RECONCILIATION OF NET SERVICES REVENUE (U.S. GAAP) TO GROSS BILLINGS

AND NET REVENUE DAYS SALES OUTSTANDING TO

GROSS BILLINGS DAYS SALES OUTSTANDING

(In thousands)

(Unaudited)

	Quarter Ended March 31,
	2004	2003
Net services revenue (U.S. GAAP)	$10,814	$10,409
Difference between the amount invoiced to our clients’ customers and the amount earned by us under the transaction	9,587	4,753

Gross billings	$20,401	$15,162

Net accounts receivable December 31	$5,952	$5,602
Net accounts receivable March 31	6,907	6,520

Average net accounts receivable	$6,430	$6,061

Number of days in quarter	91	90

Net services revenue per day	$119	$116

Gross billings per day	$224	$168

Net revenue days sales outstanding	54	52

Gross billings days sales outstanding	29	36

	Quarter Ended June 30,
	2004	2004
	(Low end of range)	(High end of range)

Anticipated Net services revenue (U.S. GAAP)	$11,100	$11,900
Difference between the amount invoiced to our clients’ customers and the amount earned by us under the transaction	9,900	11,100

Anticipated Gross billings	$21,000	$23,000

A substantial amount of the Company’s sales transactions are reported based on the gross amounts Rainmaker bills its customers for client products and services; however, the Company also sells products and services on behalf of its clients whereby it records revenue equal to the net amount that it earns in the transaction. The Company believes that gross billings, a measurement of the total volume of amounts billed by the Company to its customers for its clients’ products and services; provides a meaningful indication of the volume of Rainmaker’s business activity.